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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section l3 or l5(d) of the
                        Securities Exchange Act of l934

       Date of Report (Date of earliest event reported) December 28, 1998
                                                        -----------------

                            VISUAL EDGE SYSTEMS INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

DELAWARE                             0-20995                  13-3778895
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(State or other juris-             (Commission              (I.R.S. Employer
diction of incorporation)          File Number)             Identification No.)

          2424 NORTH FEDERAL HIGHWAY, SUITE 100, BOCA RATON, FL 33431
          -----------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                 (561) 750-7559
                                 --------------
              (Registrant's telephone number, including area code)



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Item 5. OTHER EVENTS

         On December 29, 1998, the Company entered into the Third Amendment to Bridge Securities and Purchase Agreement and Related Documents (the "Third Amendment"), among the Company and Infinity Investors Limited, IEO Holdings Limited (as the transferee from Infinity Emerging Opportunities Limited), Summit Capital Limited (as the transferee from Sandera Partners, L.P.) and Glacier Capital Limited (as the transferee from Lion Capital Partners, L.P.) (collectively, the "New Funds"). Pursuant to the Third Amendment, the Company agreed to retire all of the issued and outstanding shares of its Series A Convertible Preferred Stock and, in exchange therefor, issue to the New Funds a new class of Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred Stock"). The Series A-2 Preferred Stock is senior to the Common Stock with respect to dividends, liquidation and dissolution. Prior to January 1, 2000, no dividends shall accrue or be payable on the Series A-2 Preferred Stock. Beginning on January 1, 2000, each share of Series A-2 Preferred Stock shall entitle the holder to an annual dividend of 8.25%, payable on a quarterly basis, which dividend shall increase to 18% in certain situations as specified in the Certificate of Designation with respect to the Series A-2 Preferred Stock.

         The Third Amendment also revised the conversion price at which the Company's convertible instruments may be convertible into Common Stock. The "Conversion Price" (as defined in the Third Amendment) applicable to the Company's outstanding Convertible Notes is $2.50 until January 1, 2000, inclusive, and $1.25 thereafter. The Conversion Price applicable to the Series A-2 Preferred Stock is (i) for the first $2,000,000 of aggregate liquidation preference of the Series A-2 Preferred Stock, $1.25, (ii) for the next $1,000,000 of aggregate liquidation preference of the Series A-2 Preferred Stock, $2.00 until June 30, 1999, inclusive, $1.375 from July 1, 1999 until January 1, 2000, inclusive, and $1.25 thereafter, and (iii) for any excess amounts of aggregate liquidation preference of the Series A-2 Preferred Stock, $2.50 until June 30, 1999, inclusive, $2.00 from July 1, 1999 until January 1, 2000, inclusive, and $1.25 thereafter.

         The New Funds agreed to a limitation on their conversion rights, such that they may not convert any amount of convertible instruments or exercise any portion of warrants that would result in the sum of (a) the number of shares of Common Stock beneficially owned by the New Funds and their affiliates and (b) the number of shares of Common Stock issuable upon conversion of convertible instruments or exercise of warrants, exceeding 9.99% of the outstanding shares of Common Stock after giving effect to such conversion or exercise. The Third Amendment removed resale limitations on the New Funds. Furthermore, for one year or until his earlier termination of employment with the Company, as long as the New Funds do not sell their shares of Common Stock, Earl Takefman agreed not to sell his shares of Common Stock. If he is terminated for cause (as defined in his employment contract), he will not sell his shares of Common Stock for one year after such termination. If he is terminated without cause (as defined in his employment contract) or if he resigns, he will not sell his shares of Common Stock for thirty days after such termination or resignation (or for such longer time as mandated by federal or state securities laws).

         In addition, pursuant to the Third Amendment, the parties agreed that the following occurrences would constitute an Event of Default: (a) any of Earl Takefman, Richard Parker or



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Thomas Peters voluntarily resign from their respective positions with the
Company, unless the closing bid price of the Common Stock exceeds $2.00 for twenty out of the thirty trading days preceding the effective date of such resignation; (b) the Company's worldwide license to use Greg Norman's name, likeness and endorsement and certain trademarks owned by him in connection with the production and promotion of the Company's products is materially impaired due to a material breach by the Company or to an amendment that makes it economically impracticable for the Company to carry out its obligations pursuant thereto; (c) the Commission does not declare a new registration statement effective by March 31, 1999, which registration statement shall be consistent with a Registration Rights Agreement, dated as of June 13, 1997, among the Company, Infinity Investors Limited, Infinity Emerging Opportunities Limited, Sandera Partners, L.P. and Lion Capital Partners, L.P., and which shall register certain additional shares of Common Stock; or (d) the Company defaults or breaches any of its covenants, representations or agreements set forth in the Third Amendment.

         Furthermore, as a means of retaining the Company's management and as an incentive for such management to pursue the Company's long-term goals, the Third Amendment provided that all outstanding stock options granted to Earl Takefman, Richard Parker and Thomas Peters shall be repriced to $1.00 per share and that all such options shall be immediately vested. The Company also agreed to reprice to $1.00 per share approximately 82,000 existing employee stock options, all such options to be immediately vested. In addition, the New Funds agreed to return to the Company warrants to purchase 300,000 shares previously granted to them, provided that options to purchase 200,000 shares of Common Stock be redistributed to Richard Parker and options to purchase 100,000 shares of Common Stock be redistributed to Thomas Peters, all such options to be immediately vested and to have an exercise price of $1.00 per share. Moreover, the Company granted 200,000 new stock options to Richard Parker, all such options to be immediately vested and to have an exercise price of $1.00 per share.

         Lastly, the New Funds agreed in the Third Amendment to cancel all warrants issued to them, other than warrants to be exercised for the purchase of such number of shares of Common Stock to result in a total exercise price of approximately $12,500.



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(c)      Exhibits

         99.1 Third Amendment to Bridge Securities Purchase Agreement and Related Documents, dated as of December 28, 1998, among the Company, Infinity Investors Limited, IEO Holdings Limited (as the transferee from Infinity Emerging Opportunities Limited, Summit Capital Limited (as the transferee from Sandera Partners, L.P.) and Glacier Capital Limited (as the transferee from Lion Capital Partners, L.P.)



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       VISUAL EDGE SYSTEMS INC.
                                       ------------------------
                                             (Registrant)


                                       By: /s/ Earl Takefman
                                           ------------------------------------
                                           Earl Takefman
                                           Chief Executive Officer

Date:  January 6, 1999



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                                 EXHIBIT INDEX

         NO.

         99.1 Third Amendment to Bridge Securities Purchase Agreement and Related Documents, dated as of December 28, 1998, among the Company, Infinity Investors Limited, IEO Holdings Limited (as the transferee from Infinity Emerging Opportunities Limited, Summit Capital Limited (as the transferee from Sandera Partners, L.P.) and Glacier Capital Limited (as the transferee from Lion Capital Partners, L.P.)



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